                                                                   EXHIBIT 10(B)




On behalf of Myers Industries, Inc., the undersigned hereby certifies that the following Exhibit 10(b) is a fair and accurate English translation of the Warranty Agreement between Myers Industries, Inc. and Allibert Holding, SA, SEDITEP, SA, Sauvagnat Allibert, SA, Allibert Transport und Lagertechnik GmbH and Sommer Allibert, SA.

                                          MYERS INDUSTRIES, INC.

Dated: December 17, 1998                  By: /s/ Gregory J. Stodnick
                                              ----------------------------------
                                                  Gregory J. Stodnick,
                                                  Vice President - Finance

                               WARRANTY AGREEMENT
                       CONCERNING THE FOLLOWING COMPANIES


Allibert Equipement, ATMP, SCI de la Plaine, Holdiplast,
Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH,
Allibert Transport und Lagertechnik GmbH & Co Kg,
Allibert Equipement US INC.
Allibert Contenitori SpA, Allibert Contentores, Sommer Allibert (UK) Ltd, Allibert ManutenciUn S.A., Allibert Equipement Sprl,
Allibert Anshan Cuves SARL, Allibert Transport und Lagertechnik Ges. mbH

Hereinafter referred to collectively as the "Companies" and individually designated by the term "Company."


BETWEEN THE UNDERSIGNED:

Allibert Holding, a societe anonyme with a capital of FRF 107,261,500, whose registered office is at 2 rue de l'Egalite, 92748 Nanterre Cedex - SIREN - 722 055 571 - R.C.S. Nanterre, Represented by Mr. Marc Assa, Chairman of the Board of Directors, specially delegated for the purposes hereof pursuant to a resolution of the Board of Directors dated October 1, 1998.

SEDITEP, a societe anonyme with a capital of FRF 35,700,000, whose registered office is at 3 rue Montesquieu, 92748 Nanterre Cedex - SIREN - 722 016 508 - R.C.S. Nanterre, Represented by Mr. Philippe Chaubeau, Chairman of the Board of Directors,

Sauvagnat Allibert, a societe anonyme with a capital of FRF 100,000,000, whose registered office is at 2 rue de l'Egalite, 92748 Nanterre Cedex - SIREN - 352 849 210 - R.C.S. Nanterre, Represented by Mr. Marc Assa, Chairman of the Board of Directors,

Allibert Transport und Lagertechnik GmbH (soon to be SAI Automotive Grundstuckverwaltungsgesellschaft), a company organized under German law with a capital of DEM 14,000,000, whose registered office is at Friesstrabe 26-60388, Frankfort am Main, registered with the Frankfort am Main Trade Registry under the number HRB 46.079, Represented by Mr. Ph. Chaubeau, pursuant to powers notarized on November 5, 1998, that were conferred upon him by Mr. J. Kaziur, Managing Director, hereinafter referred to as the "Guarantors", it being expressly provided that they do not act jointly and severally for the purposes hereof

                                                                ON THE ONE HAND,

AND:

Myers Industries, Inc., a company organized under U.S. law (State of Ohio) whose registered office is Myers Industries, Inc. 1293 South Main Street, Akron, Ohio 44301, U.S.A.,

Represented by Mr. Stephen E. Myers, its Chief Executive Officer, or any other company that it may substitute for itself on the Closing Date,

hereinafter referred to as the "Beneficiary,"

                                                              ON THE OTHER HAND,

IN THE PRESENCE OF

Sommer Allibert, a societe anonyme with a capital of FRF 107,624,250, whose registered office is at 2 rue de l'Egalite, 92748 Nanterre Cedex - SIREN - 542 050 562 - R.C.S. Nanterre, represented by Mr. Michel Cognet, Directeur General, participating herein in order to act as joint and indefinite guarantor of the Guarantors, their successors, assigns and beneficiaries, pursuant to the obligations subscribed by the Guarantors pursuant hereof, in accordance with a decision of the Supervisory Board dated September 25, 1998, pursuant to the provisions of Article 128 paragraph 2 of the law of July 24, 1966 on commercial companies.

                                   WITNESSETH:

The Guarantors have irrevocably undertaken to transfer upon the Closing Date as defined under Article 4 of the Protocol entered into this same day (the "Protocol Agreement"), to the Beneficiary who has irrevocably undertaken to purchase them, all of the shares and the interests composing the capital of the companies listed below:

A1/      Allibert Equipement
A2/      ATMP
A3/      SCI de la Plaine
A4/      Allibert Transport und Lagertechnik Verwaltungsgesellschaft mbH,
A5/      Allibert Transport und Lagertechnik GmbH & Co KG,
A6/      Holdiplast,

the Beneficiary becoming on the Closing Date, directly or indirectly through the other companies listed in points A1/ to A6/ above, the owner of:

- all of the shares of the Belgian company Allibert Equipement, the Spanish company Allibert Manutenciun S.A., the British company Sommer Allibert UK Ltd, the Austrian company Allibert Transport und Lagertechnik Ges. mbH, the Italian company Allibert Contenitori and the Portuguese company Allibert Contentores,

- 100% of the US company Allibert Equipement US Inc., itself still holding 50% of the US company Allibert Contico LLC, the latter still holding 100% of the Canadian company Allibert Industries Limitee,

-        50.1% of the Chinese company Allibert Anshan Cuves SARL.

The purchase of the shares and interest of the Companies listed from A1/ to A6/ will be made for a price, hereinafter referred to as the "Global Base Price," of four hundred seventy six million French Francs (FF. 476,000,000) plus nineteen million five hundred thousand US dollars (19,500,000 US dollars), this later amount may be reduced to nineteen million US dollars (19,000,000 US dollars) if the five hundred thousand US dollars (500,000 US dollars) price reduction referred to in Article 4.7 of the Warranty Agreement concerning Allibert-Contico LLC is applied.

Such Global Base Price may be subject to an Adjustment as defined and according to the provisions in Article 5.2 of the Protocol Agreement signed on this same day.

This Warranty Agreement is concluded pursuant to such Protocol and constitutes an integral and undivided part hereof.

As an essential condition of the sale, the Beneficiary has requested:

(1) from the Guarantors, as former direct or indirect shareholders of these Companies, which have accepted, to provide the Beneficiary with warranties as defined below,

(2) from Sommer Allibert as a shareholder of the Guarantors, which has accepted, to act as joint and indefinite guarantor of the Guarantors with respect to the obligations and warranties of the latter pursuant to hereof.

WHEREAS

Pursuant to the Protocol Agreement as of this day, it has been expressly agreed that the warranty granted in respect of the said Protocol Agreement must be in the form of two warranties operating independently from one another:

A/       This Warranty concerns the Companies :

         -     ALLIBERT EQUIPEMENT
         -     ATMP
         -     SCI DE LA PLAINE
         -     HOLDIPLAST
         -     ALLIBERT EQUIPEMENT US INC. (USA)
         -     ALLIBERT CONTENITORI Spa (Italy)
         -     ALLIBERT CONTENTORES (Portugal)
         -     ALLIBERT HANDLING (UK, ex- SOMMER ALLIBERT UK)
         -     ALLIBERT MANUTENCION S.A. (Spain)
         -     ALLIBERT EQUIPEMENT Sprl (Belgium)
         -     ANSHAN ALLIBERT CUVES (China)
         -     ALLIBERT TRANSPORT UND LAGERTECHNIK Ges. mbH (Austria)

         -     ALLIBERT TRANSPORT UND LAGERTECHNIK GmbH UND CO. KG (Germany)
         - ALLIBERT TRANSPORT UND LAGERTECHNIK VERWALTUNGSGESELLSCHAFT mbH (Germany)

and applying in particular to the corporate accounts as at August 31,1998, which will be replaced by the corporate accounts as at December 31, 1998, when the latter will have been drawn up and audited as indicated in Article 5 of such Protocol Agreement, it being expressly agreed that such warranty is not applicable to the companies: Allibert Contico LLC (USA) and Allibert Industries Limitee (Canada).

B/ The other warranty concerning Allibert Contico LLC and Allibert Industries Limited, and applying in particular on consolidated accounts of Allibert Contico as at August 31, 1998.

Such last warranty, which is an integral and undivided part of the aforementioned Protocol Agreement, is the subject of a separate agreement signed this same day and named Warranty Agreement concerning Allibert Contico LLC.

Consequently, it is expressly agreed that the person liable for the guarantees which may be due hereunder as well as for those resulting from other commitments shall not bear a double economic burden, particularly as regards any loss, any liability, damage, or other burdens which may already have been compensated for, indemnified or taken into account.

NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:
--------------------------------------------

SECTION I - REPRESENTATIONS AND WARRANTIES
            ------------------------------

         The Guarantors make the following representations and warranties on the date hereof (with a reiteration upon the Closing Date each time that such a reiteration will be mentioned), it being specified that the information provided to the Beneficiary in the Exhibits hereto (except for Exhibits 1, 2 and 18) shall not in any manner limit the scope and extent of the representations and warranties set forth in Sub Section II - REPRESENTATION AND WARRANTIES RELATING TO THE COMPANIES and the related Guarantors' indemnification obligations hereunder, subject to the provisions set for hereafter in respect of tax consolidation in Subsection III - SPECIAL PROVISIONS - TAX CONSOLIDATION and it being expressly agreed that the industrial sites of :

         -        Gaillon (France)
         -        Prunay (France)
         -        Gloucester (Great Britain)
         -        Palau de Plegamans (Spain)
         -        Santa Perpetua (Spain)

         are expressly excluded from the scope of the present warranty as for the environmental regulations. The agreements relating to these sites, in respect to the environment, are referred to under article 14 of the above mentioned Protocol Agreement.

         SUB-SECTION I - REPRESENTATION AND WARRANTIES OF THE SELLERS
         ------------------------------------------------------------

         1.       OWNERSHIP OF THE SHARES OF THE COMPANIES
                  ----------------------------------------

                  1.1. On this day and upon the Closing Date, all the shares and interest (hereinafter the "Shares") of the Companies are and shall be freely negotiable and/or transferable, they represent and shall represent, directly or indirectly, 100% of the share capital of the Companies, with the exception of Allibert Anshan Cuves for which the Shares represent 50.1% of the later's capital.

                          The Shares are and shall be free from any restrictions or security interests.

                          The Shares are not and shall not be listed for trading on a stock market.

                          The Companies have not and shall not have issued any preferred shares, non-voting preferred shares, bonds convertible into or exchangeable for shares or giving a right to subscribe for shares, and in general, these Companies have not and shall not have issued any securities giving a right by means of conversion, exchange, reimbursement, presentation of a warrant or, in any event, to the allotment at any time or on a fixed date, of shares which in this regard are or will be issued to represent a fraction of the share capital of the Companies.

                          Similarly there are no and there shall not exist any Shares with double voting rights and no limitation has been applied to the voting right pursuant to the applicable regulations in France, Belgium, Italy, Portugal, Great Britain, Spain, Austria, Germany, the USA or China.

                          The Shares are not and shall not be the subject of any agreement or claim of any kind whatsoever nor of any litigation.

                          The share accounts, register of transfers and transfer orders and/or all other necessary documents such as share certificates are and shall be in compliance with the applicable regulations and have been kept up-to-date.

                          At the time of the transfer by the Guarantors to the Beneficiary, the Shares shall be freely negotiable and free from any option or preemption rights, claims, liens, sureties, pledges, security interests, charges, encumbrances or restrictions of any kind whatsoever. Following the transfer of the Shares, in the manner provided for in Articles 2 and 11 of the Protocol Agreement to the Beneficiary, the latter will have acquired full ownership of the Shares, free from any option or preemption rights, claims, liens, sureties, pledges, security interests, charges, encumbrances or restrictions of any kind whatsoever.

                          The Companies have not decided any dividend distribution since August 31, 1998, and shall not carry out any distribution until the Closing Date.

         2.       POWERS
                  ------

                  The Guarantors (each of them individually) have been granted all powers, rights, authorities and capabilities to sign the Protocol Agreement, transfer the Shares of the Companies to the Beneficiary and to agree to the present Warranty Agreement.

         3.       EFFECTS OF THE SALE
                  -------------------

                  The transfer of all the Shares or the modification of the boards of directors of the Companies shall not and may not, with the exception of the effects mentioned in EXHIBIT 1, result in:

                  (a) a violation of any legislative or regulatory provision, agreement, undertaking, by-laws of a company or any decision whatsoever, whether judicial or otherwise, or

                  (b) an early termination or modification of an agreement having an adverse effect on the Companies, or

                  (c) any registration or the constitution of a lien, guarantee, pledge or other security interest on the assets of the Companies, or

                  (d) the right for anyone to withdraw from a surety, guarantee, comfort letter or similar document issued in favor of any one of the Companies, or

                  (e) the right for anyone to modify, cancel or revoke one of the permits, authorizations or licenses necessary for the lawful exercise by any one of the Companies of their activities or for any favorable tax regime or subsidy or any other public aid, or

                  (f) the right for anyone to seek the early reimbursement of a loan or credit facility or any other financing granted to any one of the Companies or to modify the terms thereof.

         4.       CONTRACTS IN PROGRESS
                  ---------------------

                  The sale of the Shares shall not have any effect on the contracts existing between the Companies and third parties and there is no and shall not be upon the Closing Date any contract to which the Companies are a party that provides for early termination or a modification in the conditions in the event of a change of majority in the general meetings of the shareholders or in the event of a modification in the composition of the administrative or management structures of the Companies, with the exception of those in the exhibits (EXHIBIT 18).

         5.       MANAGEMENT OF THE COMPANIES
                  ---------------------------

                  As of the date hereof and until the Closing Date:

                  (a) There shall not be any material changes having a significant effect on the financial or commercial situation, the assets or the operations of the Companies and the Guarantors are not aware of any event or modification likely to have such a consequence.

                  (b) The Companies shall be managed in a careful and prudent manner and in a manner consistent with the previous management and according to the same methods as during previous fiscal years and shall have conducted only ordinary operations in the normal course of business. In particular they shall not have disposed of or acquired any tangible or intangible fixed assets, with the exception of those in the exhibits (EXHIBIT 2).

                  (c) No dividend has been or shall be declared or distributed by the Companies and no profit of one of the Companies has been distributed and no share of any of the Companies has been redeemed or amortized directly or indirectly by any of them.

                  (d) The Companies shall not make any commitment or obligation exceeding the normal course of business in accordance with past practice and for amounts and periods comparable with those of the commitments they made in the past.

                  (e) The Companies shall not acquire or sell assets, or waive any receivable or right, or make any remission of debt, except in the normal course of business, and for sales of assets, in consideration for a price consistent with their real value.

                  (f) The Companies shall not increase the salaries and shall not modify the terms of the employment contracts to which they are a party or the social benefits received by their employees and managers (except for the applicable general increases carried out pursuant to collective bargaining agreements).

                  (g) The Companies shall not promise to increase the salaries, premiums or other benefits of any one of their employees or managers (except for the applicable general increases carried out pursuant to collective bargaining agreements).

         SUB-SECTION  II  - REPRESENTATION AND WARRANTIES RELATING TO THE
         ----------------------------------------------------------------
                            COMPANIES
                            ---------

         1.       INCORPORATION AND EXISTENCE OF THE COMPANIES
                  --------------------------------------------

                  1.1 The Companies have been duly incorporated. The Companies validly hold, currently and upon the Closing Date their corporate names, subject to the provisions of Article 3 of the Protocol Agreement.

                  1.2 The list of directors, chairman, general managers and statutory auditors or other corporate managers, established this present day, is in the exhibits (EXHIBIT 3).

                  1.3 The registers of deliberations of the board of directors and general meeting of the shareholders, the attendance register of board of directors' meetings and the attendance sheets of the general meetings, or other necessary documents, are and shall be upon the Closing Date in compliance with the applicable regulations and all initials and signatures relating to board meetings and general meetings that have been held up until the Closing Date shall be added thereto.

                          The by-laws of the Companies are and shall be up to date with all amendments and are attached in EXHIBIT 4.

                          All necessary publication formalities following decisions taken by the Company's structures have been and shall be carried out in accordance with the applicable regulations.

                  1.4 The Companies operate and shall operate until the Closing Date their businesses, property and assets in accordance with the laws and regulations applicable to them and with the provisions of their by-laws, and they hold as of this day all the necessary permits, approvals and authorizations for their activities, subject to what is provided for in Article 14 of the Protocol Agreement.

                  1.5 As of this day, there is no (and upon the day of the Closing there shall not be) any procedure or action seeking the dissolution or liquidation of the Companies or declaring them to be in judicial reorganization or liquidation, or involved in any other bankruptcy proceeding.

                  1.6 Allibert Equipement, ATMP and Holdiplast are included in the composition of a tax integration, the group leader being Sommer Allibert, pursuant to a tax integration agreement in the exhibits hereto (EXHIBIT
                          5). The above-mentioned transfer of the shares of Allibert Equipement, ATMP and Holdiplast shall immediately cause the withdrawal of these companies from the above-mentioned composition retroactively to the opening day of the fiscal year during which the withdrawal occurs; accordingly Allibert Equipement, ATMP and Holdiplast will become taxable again, if they are individually making a profit, on the result and net long term capital gain realized at the close of fiscal year 1999.

                          In accordance with the provisions of the tax integration regime (Articles 223 A et seq. of the French Tax Code), Allibert Equipement, ATMP and Holdiplast will lose any loss carry forwards they may have realized during the integration period and the possibility of distributing their reserves exempt from the tax on dividend distribution corresponding to the profits they realized during the integration period.

        2.        ACCOUNTS OF THE COMPANIES
                  -------------------------

                  2.1.    Accounts of the Companies as at August 31, 1998

                          The guaranty contemplated herein relates in particular to the Accounts as at August 31, 1998 of the following companies:

                          -        ALLIBERT EQUIPEMENT
                          -        ATMP
                          -        SCI DE LA PLAINE
                          -        HOLDIPLAST
                          -        ALLIBERT EQUIPEMENT US INC. (USA)
                          -        ALLIBERT CONTENITORI Spa (Italy)
                          -        ALLIBERT CONTENTORES (Portugal)
                          -        ALLIBERT HANDLING ( ex- SOMMER ALLIBERT UK)
                          -        ALLIBERT MANUTENCION S.A. (Spain)
                          -        ALLIBERT EQUIPEMENT Sprl (Belgium)
                          -        ALLIBERT ANSHAN CUVES (China)
                          -        ALLIBERT TRANSPORT UND LAGERTECHNIK Ges.mbH
                                   (Austria)

                          (the "Companies")

                          A copy of the Accounts of the Companies (balance sheets, income statements and appendices) closed as at August 31, 1998, as certified by the Statutory Auditors and for Companies without Statutory Auditors, attached with an opinion without reservations issued by an auditor is in the exhibits hereto (EXHIBIT 6).

                          They are true and sincere and give a fair image of the results of the operations from January 1, 1998 to August 31, 1998, as well as of the financial situation and assets and liabilities of these Companies as at August 31, 1998.

                          The Companies are at the date hereof the valid legitimate owners, without any dispute, restriction or reservation, of all assets reflected in the Balance Sheets as at August 31, 1998, whether movable or immovable, tangible or intangible.

                          These assets and rights shall not be encumbered by any security interest, lien, mortgage or pledge, with the exception of those in the exhibits (EXHIBIT 8).

                          UNDISCLOSED LIABILITIES

                          Except for liabilities and operations reflected in the Accounts as at August 31, 1998 and for expenses and other debts incurred in the ordinary course of business to the Seller's knowledge, the Companies, as at August 31, 1998, have no material obligation or significant liability of the Companies, certain or probable, of a type required to be set forth in the Accounts as at August 31, 1998, prepared in accordance with GAAP.

                  2.2.    Corporate Accounts as at December 31, 1998

                          A copy of the Corporate Accounts (balance sheets, income statement and appendices) as at December 31, 1998 certified by the Statutory Auditors and for companies without Statutory Auditors, attached with an opinion without reservations issued by an auditor, having been prepared in accordance with applicable accounting principles, as mentioned in Article 53.1 of the Protocol Agreement of the companies hereinafter, will be appended hereto in Exhibit 7 after their drawing up:

                          -        ALLIBERT EQUIPEMENT
                          -        ATMP
                          -        SCI DE LA PLAINE
                          -        HOLDIPLAST
                          -        ALLIBERT EQUIPEMENT US INC. (USA)
                          -        ALLIBERT CONTENITORI Spa (Italy)
                          -        ALLIBERT CONTENTORES (Portugal)
                          -        ALLIBERT HANDLING (UK, ex- SOMMER ALLIBERT
                                   UK)
                          -        ALLIBERT MANUTENCION S.A. (Spain)
                          -        ALLIBERT EQUIPEMENT Sprl (Belgium)
                          -        ALLIBERT ANSHAN CUVES (China)
                          -        ALLIBERT TRANSPORT UND LAGERTECHNIK Ges. mbH
                                   (Austria)
                          - ALLIBERT TRANSPORT UND LAGERTECHNIK GmbH UND CO. KG (Germany)
                          -        ALLIBERT TRANSPORT UND LAGERTECHNIK
                                   VERWALTUNGSGESELLSCHAFT mbH (Germany)

                          (the "Companies")

                          As soon as they are drawn up as specified above, the said corporate accounts as at December 31, 1998 shall replace the accounts as at August 31, 1998 referred to in article 2.1 above for the implementation hereof.

                          They will be true and sincere and will give a fair image of the results of the operations of fiscal year 1998 as well as of the financial situation and assets and liabilities of the Company as at December 31, 1998.

                          The Companies shall be upon the Closing Date the valid legitimate owners, without any dispute, restriction or reservation, of all the assets reflected in their Balance Sheet as at December 31, 1998, whether movable or immovable, tangible or intangible.

                          These assets and rights shall not be encumbered by any security interest, lien, mortgage or pledge, with the exception of those appearing in the exhibits (EXHIBIT
                          8).

                          UNDISCLOSED LIABILITIES
                          -----------------------

                          Except for liabilities and operations reflected in the Corporate Accounts as at December 31, 1998 and for expenses and other debts incurred in the ordinary course of business, there shall not exist since December 31, 1998 and until the Closing Date, to the Seller's knowledge, any material obligation or significant liability of the Companies, certain or probable, of a type required to be set forth in the Corporate Accounts as at December 31, 1998, prepared in accordance with GAAP.

                  2.3. The accounting books and records required by the applicable regulations have been and shall have been properly kept, and they reflect and will reflect the exact up-to-date situation of the Companies.

         3.       REAL ESTATE, LEASES AND FINANCED LEASES (CREDIT-BAIL)
                  -----------------------------------------------------

                  The Companies occupy at the date hereof and will occupy on the Closing Date the real estate appearing in EXHIBIT 9 pursuant to title deeds, commercial leases and construction leases, rental contracts or all other occupancy agreements on any grounds whatsoever, which have all been validly entered into.

                  Subject to what is mentioned hereafter in EXHIBIT 9 and to what is agreed upon in Article 14 of the Protocol Agreement in respect of the environment, the buildings referred to in
                  EXHIBIT 9 are and shall be on the Closing Date in a good general condition and ordinarily maintained, their occupancy and operation by the Companies complies and shall comply on the Closing Date with the laws and regulations including standards in matters of safety and hygiene and with the contractual provisions applicable to them.

                  The Companies have not entered into any real property or movable property financed leases, with the exception of those listed hereto (EXHIBIT 10).

                  No party to any of these financed leases or agreements previously mentioned in the first paragraph hereof contravenes with any of its obligations and with the terms of any of such financed leases or agreements, and such financed leases and agreements are valid and binding.

                  Their rent has been revised in accordance with legal provisions, the applicable regulations and leases, and they have not been the subject of any notice or exchange of correspondence seeking their termination.

                  The Companies are and shall be on the Closing Date up to date with the payment of all rents, charges, taxes, fees and other sums payable for the real estate mentioned in EXHIBIT 9.

                  No decision has been notified by a competent authority that may have the effect of restricting or modifying the use of the real estate properties used by the Companies or of requiring new investments (subject to what will be mentioned in the Phase 1 and Phase 2 audits conducted by WCI and Dames Moore in accordance with Article 14 of the Protocol Agreement) and no such decision is likely to be taken due to the Beneficiary's acquisition of the Shares.

         4.       MATERIALS, INSTALLATIONS AND EQUIPMENTS
                  ---------------------------------------

                  Upon the date hereof, the Companies own the materials, installations and equipments appearing in the balance sheets as at August 31, 1998, and upon the Closing Date they will own the materials, installations and equipments which will appear in the Corporate Balance Sheets as at December 31, 1998 pursuant to valid title deeds. The said materials, installations and equipments are at the date hereof and shall be upon the Closing Date, in a normal condition of use, maintenance and repair and in compliance with the legal or regulatory requirements applicable to them.

         5.       INTELLECTUAL PROPERTY RIGHTS
                  ----------------------------

                  5.1 Upon the date hereof the Companies hold, and on the Closing Date the Companies shall have (subject to the fact that the protection periods have not yet come to their definite term), full title to the trademarks, corporate names, trade names, trade signs, patents, models, copyright and know-how listed in the exhibits (EXHIBIT 11).

                  5.2 The Companies validly use, currently and on the Closing Date, the trade sign, corporate name and trademark Allibert; it is recalled that, as provided for above, they must cease, unless the authorization is renewed, using the name Allibert as a trade sign, trade name or otherwise, subject to what is indicated above concerning the use of the corporate names including the name Allibert, in accordance with the provisions of the Protocol Agreement.

                          The use by the companies of an Allibert trademark solely for professional products is the subject of a license entered into on the Closing Date.

                  5.3 The rights indicated in the exhibits (EXHIBIT 11) are and shall be on the Closing Date validly registered in the name of the Companies and have been regularly renewed. The rights to the trademarks, patents, models, copyrights and know-how indicated in the exhibit are not and shall not be subject to any use limitation in favor of third parties, which might result in particular from coexistence agreements.

                          The intellectual property rights indicated in the exhibits (EXHIBIT 11) are and shall be on the Closing Date free of any security interests or guarantees.

                          As of this day, the Companies have not granted to third parties any right of use or exploitation, option, license or right whatsoever, for no consideration or for valuable consideration, to the intellectual property rights indicated in (EXHIBIT
                          11), other than those referred to in (EXHIBIT 12).

                          In general, the Companies currently hold and shall hold on the Closing Date full title to all the intellectual property rights concerning the objects manufactured and/or sold in the context of the transferred activity and/or that are necessary to conduct the sold activity, except with regard to:

                          - the elements (and particularly the third party software packages) indicated in the exhibits (EXHIBIT 13) for which the Companies only hold license,

                          - the Allibert trademark, the use of which by the Companies must be in compliance with the above-mentioned license agreement,


                          - the logo of the Sommer Allibert group, of which a facsimile is attached in the exhibits (EXHIBIT 14), which may however be duly used by the Companies for no consideration for one
                                   (1) year as from the Closing Date.

                          The Guarantors are not aware of any action brought by third parties against the Companies for invalidity, forfeiture because of failure to exploit or insufficient exploitation, violation or infringement of intellectual property rights (EXHIBIT 11), other than those referred to in the exhibits (EXHIBIT 15).

                  The Companies' conduct of their activities does not, in the countries where the products of these companies are currently marketed, infringe any patent, trademark, model, copyright or other industrial or intellectual property or possession right not held by the Companies, and does not require for the above-mentioned countries that a license be obtained for any of these rights from a third party, except for what is specified in EXHIBIT NO. 18. In particular, none of these rights is held by an employee or corporate manager of one of the Companies, by one of the Guarantors, a direct or indirect shareholder of the Guarantors or an Affiliate of the Guarantors.

         6.       BANK ACCOUNTS
                  -------------

                  On the date hereof and on Closing Date, the Companies hold and shall hold the bank and postal accounts appearing in their balance sheets.

                  The Companies can freely dispose of all the sums credited to such bank and postal accounts, after cross-checking the accounts.

                  The details of these bank accounts appear in the exhibits (EXHIBIT 16).

         7.       SECURITY INTERESTS
                  ------------------

                  On the date hereof and on the Closing Date, the movable assets are not and shall not be subject to any surety or pledge and the fixed assets are not subject to any mortgage, charge or right in favor of a third party, with the exception of those appearing in the exhibits (Exhibit 8).

                  The Companies have not given any warranty, guaranty, or permission for the performance of the undertakings contracted either by third parties or by the Companies.

         8.       OFF BALANCE SHEET COMMITMENTS
                  -----------------------------

                  There are no off balance sheet commitments and in particular no financed leases (credit- bail), with the exception of those that are mentioned in EXHIBIT 17 which corresponds to the commitments as at August 31, 1998. Off balance sheets as at December 31, 1998 shall be mentioned in the Corporate Accounts of the different companies on the same date. They shall only include elements resulting from a normal and common management.

         9.       PROVISIONS
                  ----------

                  All provisions needing to be established pursuant to accounting principles and consistent with a good accounting and financial management have been written up in the accounts as at August 31, 1998, and shall be written up in the accounts as at December 31, 1998, in particular all necessary provisions shall have been made for any direct or indirect taxation applying or that may be applied to the Companies for the period ending on December 31, 1998.

                  Taking into account undertakings by the Sellers in respect of the environment (Article 14 of the Protocol Agreement), no provisions for environmental risks shall be implemented in the Accounts of the Companies as at December 31, 1998.

         10.      CONTRACTS IN PROGRESS
                  ---------------------

                  EXHIBIT 18 herein lists also all the contracts to which one of the Companies is a party at the date hereof:

                  (i)      granting an exclusivity;

                  (ii) with a term of more than one year or requiring a consideration exceeding FRF 1,000,000 (one million); or

                  (iii) requiring in case of termination, the payment of an indemnity, fine or other amount exceeding FRF 1,000,000 (one million) or in the case of an employment contract the payment of an indemnity exceeding the indemnity provided for by law or under collective agreements.

                  None of the contracts breaches a mandatory provision of a law or of a by-law and the Companies may require that the said contracts be performed according to their terms. None of the parties to these contracts have breached the obligations which would result in the termination of the contract and in the payment of an indemnity. No discussions are in progress seeking to modify or terminate one of these contracts, with the exception of those contained in EXHIBIT 18.

                  Between the date hereof and the Closing date, no contract within one of the above categories shall be concluded without the prior and written consent of the Beneficiary.


         11.      INVENTORY
                  ---------

                  The inventory, goods in process and finished products of the Companies are correctly inventoried and valued in the accounts as at August 31, 1998 and shall be inventoried and valued in the Corporate Accounts as at December 31, 1998 correctly and in accordance with the accounting principles and the inventory that is unable to be sold or is out of date have been, for the accounts as at August 31, 1998, and shall be for the corporate accounts as at December 31, 1998, the subject of a due provision, in continuation of the methods used by the Companies.

         12.      CUSTOMERS
                  ---------

                  All accounts receivable appear in the accounts as at August 31, 1998 and shall appear in the Corporate Accounts as at December 31, 1998.

                  The net amount of provisions for each account receivable appearing in the Balance Sheets as at August 31, 1998 and which will appear in the Corporate Balance Sheets as at December 31, 1998 will actually be collected by the Companies on the proper date.

                  As far as the Guarantors are aware, on the date hereof, none of the major customers of the Companies (representing 3% of the turn over as it will result from the combined accounts defined in article 5.3.2. of the Protocol Agreement) has ended or interrupted nor threatened to end or interrupt its relationship with the Companies, except for those referred to in EXHIBIT 19. Between the date hereof and the Closing Date, as soon as the management of the Companies will have informed the Guarantors, the Guarantors will inform the beneficiary of any termination of relations or menace to terminate relations with the Companies from the part of the said important clients.

         13.      INSURANCE POLICIES
                  ------------------

                  The Companies are and shall be until the Closing Date properly and sufficiently insured in view of the specific activities carried on by each of the Companies and the custom in the profession and are up-to-date with their premiums. It is however pointed out that the insurance coverage of these Companies will cease on the Closing Date and consequently the Purchaser shall enter into the necessary insurance policies for the Closing Date.

                  None of the Companies has and shall have breached until the Closing Date any one of its obligations under these policies or has and shall have neglected to notify in a timely, precise and accurate manner all required facts and information.

                  Major accidents and claims that have occurred and been declared since January 1, 1997 are indicated in the exhibits (EXHIBIT 20).

                  There have not been any accidents or claims for more than one million (1,000,000) francs that have occurred and not been declared.

         14.      EMPLOYMENT CONTRACTS - PARTICULAR BENEFITS
                  ------------------------------------------

                  A) No employment contract or particular benefit has been on the date hereof nor shall be until the Closing Date granted by the Companies to any of their directors or general managers and there are no and there shall not be any employment contracts granted by such Companies to an employee containing provisions that are more favorable, particularly in the matter of severance payments, that those set forth in the applicable collective bargaining agreement, with the exception of those appearing in the exhibits (Exhibit 21).

                  B) The retirement and risk insurance regimes available to the personnel and executives of Allibert Equipement, ATMP, Holdiplast are a result of both obligatory legal provisions and the agreements indicated below:

                           -        executive risk insurance contract "UAP"
                                    No. 708 347-AXA Courtage
                           -        medical expenses contract "UAP/Uni
                                    Prevoyance" No. 5 304 0003
                           -        medical expenses contract "UAP" 708 351-AXA
                                    Courtage

                  C) The Companies are and shall be on the Closing Date up-to-date in the payment of salaries, commissions and other direct and indirect compensation (including in particular the overtime hours) and the reimbursement of expenses due to the employees.

                  D) The Companies have complied and shall comply until the Closing Date with all of the provisions of the employment contracts and/or collective bargaining agreement. There are no and on the Closing Date there shall not be any other company agreements (accord d'entreprise) in the Companies or collective bargaining agreement applicable to the Companies other than the plastic transformation collective bargaining agreement and the plastics industry collective bargaining agreement and the company agreements appearing in the exhibits (Exhibit 21).

         15.      LITIGATION
                  ----------

                  On the date hereof, the Companies are not parties as applicant or defendant in any contentious suit, litigation or any arbitration (the "Litigation"), with the exception of those appearing herein (EXHIBIT 22). This Exhibit shall be updated on the Closing Date. This exhibit shall be up dated on the Closing Date in case of new litigation occurring within the Closing Date.

                  As far as the Guarantors are aware, it being understood that any failure to be aware does not exempt them from the warranty provided for hereunder, no procedure, action or claim of any kind whatsoever is on the point of being brought either by or against the Companies or against any person whose improper actions might be likely to incur the Companies' liability.

         16.      SOCIAL REGULATIONS
                  ------------------

                  On the date hereof the Companies have, and on the Closing Date they shall have always complied with the social legislation (including in particular in matters of hygiene and safety in the work place) and are, on the date hereof, and shall be on the Closing Date up-to-date with the payment of all their contributions to the Social Security, family allowance and various retirement, unemployment and various social benefits organizations. The Companies have also paid all the amounts owed to various collecting entities because of tax adjustment.

         17.      TAX REGULATIONS
                  ---------------

                  On the date hereof the Companies have, and on the Closing Date they shall have always complied with the tax regulations and are on the date hereof and shall be on the Closing Date up to date with the payment of their direct or indirect taxes; as of today, there are no claims, requests for information or disagreements on the part of the tax authorities, with the exception of those appearing in the exhibits (EXHIBIT 23).

                  18.     CRIMINAL LIABILITY ECONOMIC REGULATIONS
                          ---------------------------------------

                          On the date hereof the Companies have and on the Closing Date the Companies shall have complied with both French and European economic regulations, particularly in the area of competition, and they are not subject to any action, procedure or complaint on the part of the competent administrations or authorities.

                          On the date hereof the Companies have, and on the Closing Date they shall have complied with criminal law and are not the subject of any criminal proceedings and their corporate managers are not the subject of any actions for criminal infringements committed during the course of their duties.

         19.      REGULATIONS GOVERNING FINANCIAL RELATIONS WITH FOREIGN
                  ------------------------------------------------------
                  COUNTRIES - CUSTOMS
                  -------------------

                  On the date hereof the Companies have, and on the Closing Date they shall have complied with the regulations on financial relations with foreign countries and with the applicable texts in customs matters. They are not the subject of any action, procedure or complaint whatsoever in this regard on the part of the competent authorities.

         20.      INTERESTS HELD IN OTHER COMPANIES
                  ---------------------------------

                  On the date hereof the Companies do not hold and shall not hold on the Closing Date any interest in a company likely to incur their joint and indefinite liability and, more generally, do not hold on the date hereof, and shall not hold on the Closing Date any interest in a company, grouping or firm other than those mentioned in the Preamble.

         21.      REPRESENTATIONS AND UNDERTAKING CONCERNING THE HYGIENE AND
                  ----------------------------------------------------------
                  SAFETY OF THE INSTALLATIONS
                  ---------------------------

                  The Guarantors represent that the industrial facilities at Gaillon, Prunay, Gloucester and Barcelona have obtained all the administrative permits, licenses and authorizations required by the applicable published laws and regulations concerning hygiene and safety that are necessary to operate and conduct the activity carried on at the sites in the context of the peaceful enjoyment due to the Beneficiary.

                  The Guarantors represent that, as far as they are aware, until the Closing Date, the industrial activity has been carried on and will be carried on by the operating Companies in compliance with applicable regulations and the Companies have not received any injunction, formal notice or letter from an administrative, judicial or other authority indicating to them that their fixed assets and activities did not comply with safety or hygiene standards, with the exception of those appearing in EXHIBIT 24.

                  More generally, as far as the Guarantors are aware, the Companies are in compliance with the regulations concerning safety and hygiene.

         22.      PROHIBITION
                  -----------

                  On the date hereof, there is no administrative, judicial or other prohibition likely to block, wholly or partially, the activities of the Companies and no fact is known that would be likely to interrupt the continuation of the operations, subject to the application of article 14 of the Protocol Agreement. As far as the Guarantors are aware, there is no element likely to lead, on the Closing Date, to an administrative, judiciary or another kind of interdiction , likely to paralyze, in full or in part, the activities of the Companies or to lead to the suspension of the operations, subject to the implementation of Article 14 of the Protocol Agreement.

         23.      PRODUCTS
                  --------

                  On the date hereof and on the Closing Date, as far as the Guarantors are aware, it being understood that any failure to be aware does not exempt them from the warranty provided for hereunder, the products manufactured and/or sold up to this day by the Companies have no manufacturing faults or defects of any kind that might justify a request for cancellation of the sale and/or damages on the part of any buyer, consumer or third party, with the exception of those appearing in the exhibits (EXHIBIT 25).

                  All the products sold by the Companies are in compliance with the laws and regulations applicable to them and to the specifications imposed by customers, particularly in matters of safety. The Companies are not aware of any accident concerning the products likely to incur its liability.

                  The products sold by the Companies are the subject of a warranty in a form similar to the contract attached in EXHIBIT
                  25. The sales and inventory have been the subject of a provision for warranty mentioned above.

                  With the exception of the abovementioned warranties, the companies have no obligation to take back, modify or repair for any reason whatsoever the products it has sold before the date hereof and no customer has made a request that it takes back, modify or repair its products sold, with the exception of those mentioned in EXHIBIT 25.

         24.      SUBSIDIES
                  ---------

                  On the date hereof, The Companies have not benefitted during the last five (5) years from any government, regional, departmental or other subsidy or aid, including in the form of leases, credits or other contracts with preferential conditions (the "Subsidies"), with the exception of those appearing in the exhibits (EXHIBIT 26) the said Exhibit will be up dated on the Closing Date in the event that Subsidies would be allocated within the Closing Date.

                  None of the Companies will in any manner be required to reimburse such aids already received for any reason whatsoever.

         25.      YEAR 2000 COMPLIANCE
                  --------------------

                  (a) Software programs developed in the Sommer Allibert Group for the companies.

                  Common provisions
                  -----------------

                  All the files of the software programs developed by the Sommer Allibert Group and used by the Companies have the century zone and it will therefore be unnecessary to modify the layout of the files in question.









                  Computer assisted production control software program (GPAO)
                  ------------------------------------------------------------

                  The computer assisted production control software program has been the subject of a "Year 2000 Validation" procedure consisting of:

                  -         Itemizing all the files including a date.
                  - Itemizing all the programs accessing files including a date.
                  - Verifying by application each program using any file including a date, and making the correction, if necessary.
                  - Testing all applications in the situation of the arrival of the Year 2000.

                  At the end of this procedure, which has occurred as of this day and for which certain applications specific to the "Equipment" division, such as "Workshop Follow-up" and "Manufacturing Orders" should be accepted by the user, this software program's adaptation to the Year 2000 will not create any computer disturbance.

                  Accordingly, the Guarantors declare that the GPAO software programs developed within the Sommer Allibert Group will be Year 2000 compliant, with the exception of the menu options attached hereto (EXHIBIT 27). It being specified that certain peripheral software provided by external suppliers, are not available on the date hereof under there Year 2000 compliant version.

                  For purposes hereof, the term " Year 2000 compliant" means that:

                  - the computer functions, calculations and processes operate consistently and continuously, whatever the date on which the processing is really carried out and whatever the input or output of the data, whether before, at the time of, during or after January 1, 2000, and whether or not the data is affected by leap years;

                  - the date-related data are accepted, calculated, compared, sorted, extracted, sequenced or otherwise processed, and restored and displayed, in a consistent manner, whatever the dates used in these data, whether before, at the time of, during or after January 1, 2000.

                  (b) External software packages installed on computers belonging to the Companies

                           The Companies using these programs will benefit from any contractual stipulations concerning the arrival of the Year 2000 that may appear in the license agreements they have entered into with the companies supplying these programs.

         26.      EURO COMPLIANCE
                  ---------------

                  As of the date hereof and on the Closing Date

                  (a) Software programs developed in the Sommer Allibert Group for the Companies.

                          The software programs concerning:

                          - production management (purchasing software programs)
                          -        commercial management (AdV software program),

                          have been adapted to process the Euro so that it is now possible to make purchases and/or sales in this new currency, the currency for internal management memorized in all the files (outstanding amounts, continuity schedules, etc.) shall continue to be the franc in 1999.

                  (b) External software packages installed on computers belonging to the Companies

                          The Companies using these programs will benefit from any contractual stipulations concerning the Euro that may appear in the license agreements they have entered into with the companies supplying these programs.

         27.      ENVIRONMENT
                  -----------

                  The Guarantors' representations and warranties relating to environmental matters are the subject of an agreement between the parties separate and distinct from this Warranty, in accordance with the terms of Article 14 of the Protocol Agreement signed on the date hereof, it being expressly specified that the warranties given by the Guarantors under paragraphs 14.15.3 and 14.15.4 at the Protocol Agreement are governed by the present agreement.

         SUB-SECTION III - SPECIAL PROVISION - TAX CONSOLIDATION

         Allibert Equipement, ATMP and Holdiplast shall provide until December 31, 1998, their tax results to the tax integration group, of which Sommer Allibert is the group leader and which they belonged to. Therefore the consequences of their belonging and/or withdrawing are hereafter set forth:

         - suspended taxation of capital gains on sale of fixed assets (Article 223 F of the French Tax Code),
         - recovery of the neutralized subsidies and forgiveness of debts,
         - penalties resulting from the taxation of the regularization of reserves, following the subsidiaries' withdrawal from the group, neutralized in the course of the tax consolidation pursuant to Article 223 B of the French Tax Code,
         - implementation of the recovery subject to past regulation (exemption pursuant to Article 223 L6B of the French Tax Code applicable in 1991),

         shall exclusively be borne by the Guarantors and/or their shareholders.

         However, the following consequences in respect to the above-mentioned companies' belonging to the above-mentioned tax integration group:

         - loss of the benefit of carrying forward the losses incurred during the consolidation,

         - loss of the possibility to distribute exempt from the tax on dividend distribution their reserves corresponding to the benefits made in the course of the consolidation period,

         are expressly excluded from the warranties given.

         The Beneficiary is informed that the Companies Allibert Equipement, ATMP and Holdiplast will have, prior to December 31, 1998, agreed with Sommer Allibert that there would not be indemnification for a damage resulting from their withdrawal of the scope of the above-mentioned tax consolidation, and that consequently there could be no claims from their part in respect of an indemnification submitted to Sommer Allibert resulting from this withdrawal, which the Beneficiary accepts expressly.

SECTION 2 - SUBJECT OF THE WARRANTY
-----------------------------------

         The Guarantors warrant in proportion to the fraction of the capital sold, i.e., 100%, with the exception of Allibert Anshan Cuves, where in this case the fraction of capital sold is 50.1%,

         - all of the assets and liabilities appearing in the accounts as at August 31, 1998 referred to under article 2.1. hereof which will be replaced by the corporate accounts as at December 31, 1998 referred to in article 2.2 hereof

         - as well as all representations and warranties made and given by the Guarantors herein and specifically in Section 1 above.

SECTION 3 - REPAYMENT AND INDEMNIFICATION OBLIGATION
----------------------------------------------------

         3.1      PRINCIPLES
                  ----------

                  The Guarantors undertake to indemnify the Beneficiary for:

                  (i) any damage resulting from an inaccuracy or breach of any representations found in Sub- section I -Representations and Warranties of the Sellers.

                  (ii) any liability not accounted for or not supported by any reserves or sufficient reserves (the "New Liability"), as for any reduction of assets (the "Assets Reduction") compared to the balance sheets of the Companies for the business year ending on August 31, 1998, which shall be replaced by the balance sheets as at December 31, 1998, whether the New Liability or the Assets Reduction may have been caused by or originate from facts dating before December 31, 1998, or whether the New Liability or the Assets Reduction result from commercial facts or civil liability, or whether they should originate from tax issues, para-tax issues, social issues or others, particularly concerning:

                           - contributions owed to the Social Security administration, and to all unemployment and retirement schemes,
                           -        taxes and various duties applied to the
                                    turnover,
                           - adjustments made by the tax and social authorities, not reserved for, resulting from an event which might have occurred prior to December 31, 1998.

                           or whether the New Liability or the Assets reduction would be attributable to the inaccuracy or to the incomplete declarations or to the non compliance with the warranty obligations provided above, in Sub
                           Section II -Representations and Warranties Relating to the Companies.

                  (iii) any additional liability resulting from a fact known by the Guarantors or from a commitment occurring between December 31, 1998 and the Closing Date, which would not fall within the usual management of the Companies and which would not have been disclosed to the Beneficiary in accordance to the terms hereof,

                           (hereinafter referred to as the "Damage").

                           It is understood that the Guarantors shall not be obliged to indemnify the Beneficiary for the Damage which might already have been taken into consideration in the adjustment of the Purchase Price of Allibert Equipement Europe as defined in Articles
                           5.2.1 and 5.2.3 of the Protocol Agreement.

                           Likewise, the warranty applying to the Corporate Accounts and not on the combined accounts the Guarantors shall only have the responsibility of indemnifying the company having suffered the damage but it will not be taken into account, and the Guarantors will not have to indemnify the repercussions which this damage might have on the accounts of another company, in particular the ones of its parent company (for example: reserves on the shares of the company having suffered the damage, debt on the same company, or any other intercompany account).

                           In order to estimate the amount of the damage, only this damage will be taken into consideration and the Guarantors shall not in any manner be held liable for any unforeseeable or indirect damages, particularly any loss of profits or benefits in connection with the damage.

                           The parties agree upon a "De Minimis" of 12,000 (twelve thousand) French Francs. Consequently any liability or claim in an individual amount equal or less than this sum or its equivalent in a foreign currency shall not be taken into account in the assessment of the Damage.

         3.2      EXEMPTION - CEILING
                  -------------------

                  It is specified that the total accrual of the sums that will be due pursuant to the warranties may not exceed a maximum amount equal to thirty percent (30%) of the Purchase Price of Allibert Equipement Europe as defined in Article 5.2.1 of the Protocol Agreement.

                  The payment obligation arising out of the application of this warranty shall become effective only if the total amount of the sums due by the Guarantors exceeds, in one or more times, a total of ten million francs (FRF 10,000,000) and shall only concern the sum of those amounts that is higher than an exemption of five million francs (FRF 5,000,000), it being understood that the Guarantors shall only pay the Beneficiary the fraction of the sums due hereunder that exceeds five million francs.

                  It is understood that in any event, the exemption of FRF 5,000,000 shall only be deductible a single time and, once the exemption has been deducted, the Beneficiary shall be indemnified on a franc for franc basis for any other sum subsequently due under the warranty.

         3.3      DETERMINATION OF THE INDEMNITY
                  ------------------------------

                  The Guarantors shall indemnify the Beneficiary by paying directly to the Company or the Companies which suffered the Damage defined in Article 3.1 a sum equal to the entire damage (hereafter "the Indemnity"), subject to the provisions of article 3.2 above.

                  Furthermore, the parties agree expressly that all sums which will be paid in respect of an event covered by an insurance contract, indemnities actually received from insurance companies will be deducted from the sums due by the Guarantors, subject to effective payment, it being understood that in all cases, the Guarantors may not base their claim on the provisions of the present article in order to delay or refuse any payment due by him hereunder.

                  In the process of evaluating the amount of the Indemnity, only the Damage shall be taken into account and the Guarantors shall, in no event, be liable for enforceable or indirect damages, particularly for any loss of profit or of benefits related to the Damage.

                  In the case of implementation of the Warranty, the Guarantors shall indemnify the Beneficiary by directly paying the Company or Companies which have suffered the Damage. The Beneficiary may, however, choose to be compensated directly.

                  In the event of a payment to the Company or Companies that suffered the damage, the amount of the indemnity will be equal to the amount of the damage.

                  In the event of a payment to the Beneficiary, this payment will be characterized as a price reimbursement and will be equal to the amount of the damage suffered by the company or companies in question, less any immediate or potential tax savings that might result for such company or companies. The tax saving will be considered in each case as equal to the amount of the damage incurred by the Company, multiplied by the applicable Company profit tax at the time that the damage was covered by the Company, even if the Company is not subject to taxation pursuant to the business year in question (i.e. in the event that the Company has a loss carry forward).

                  In the event of a verification carried out by the tax or social authorities, the possible adjustments shall have the following consequences:

                  a) if the claim by the tax or social administrations results in a sum being due and deductible from the profit subject to the corporate tax (imput sur les societes), for a fiscal year prior to the transfer, this additional liability shall be taken into account only after a possible adjustment of the corporate tax savings it would have caused if the Companies had made profits;

                  b) if the adjustments which has been carried out makes the Companies accountable for a liability which is not legally deductible (non deductible expenses as defined in the tax regulations), this liability shall entirely trigger the guarantee for its total amount, to the extent it has given rise to tax disbursement;

                  c) the adjustments corresponding to a mere delay in making a payment in respect of a tax shall not be taken into account, except for the effect of the related interest for late payment and penalties, as well as the effect resulting from a modification of the tax regulations from one fiscal year to the other;

                  d) the adjustments resulting from a decrease of loss carry forwards or from an amortization which is deemed deferred, if they do not give rise to an immediate payment of the tax, shall give rise to a payment only on the day on which the effective payment of the related tax is made;

                  e) to the extent the VAT may be recoverable, the amount of the adjustments in respect of VAT would only be withheld for the payment of interest for late payment, fines and penalties as well as for the possible related financial costs.

         3.4      TERM OF THE GUARANTEE
                  ---------------------

                  Any claim for payment by the Beneficiary pursuant to these provisions shall be notified by the Beneficiary to the Representative of the Guarantors hereinafter designated in
                  Article 11 no later than the last day of the 18th month following the Closing Date.

                  Any claim for payment made after such date shall not be admissible and guaranties that have not been validly implemented by no later than the last day of the 18th month following the closing date will be extinguished on such date.

                  Notwithstanding the foregoing, any claim for payment resulting from a tax, social (URSSAF, ASSEDIC or assimilated institutions and accident insurance) or customs liability shall be notified by the Beneficiary to the Representative of the Guarantors no more than 30 days after the statute of limitations for the recourse concerned for the warranty of tax, para-fiscal, customs and social liabilities (URSSAF, ASSEDIC or assimilated institutions and accident insurance). This warranty will end 30 days after the final amicable, litigious or court solution arising from the administration's verifications.

         3.5      IMPLEMENTATION
                  --------------

                  The Guarantors shall not have to indemnify the Damage (defined in article 3.1 hereof) if the claims addressed by the Beneficiary, pursuant to the said Damage, will not have been executed in accordance with the procedure and the process defined in article 3.5 hereof:

                  3.5.1 In the event that (A) any claim, demand or procedure is asserted or instituted by any party other than the parties hereto (or their respective Affiliates) which could give rise to a Damage as defined in article 3.1 hereof, (any such claim, demand or procedure, hereinafter referred to as a "Third Party Claim"), or
                           (B) the Beneficiary shall have a claim to be indemnified for a Damage which does not involve a Third Party Claim (any such claim, hereinafter referred to as a "Beneficiary Direct Claim"), the Beneficiary shall:

                           (i)      in the case of a Third Party Claim,
                                    addressed to the Guarantors as promptly as possible and no later than 20 days of receipt, by the

                                    Company in question, of notice of such Third
                                    Party Claim (and imperatively in all shorter delays in order to avoid any preclusion, other cancellation of rights or shift of the burden of proof, which may be damaging for the concerned Company) a written notice specifying the nature of such claim and the amount of the Third Party Claim, providing Guarantors with a copy of the said Third Party Claim as well as all documents received by the Third Party in support of its claim (hereinafter the "Claim Notice"); or

                           (ii) In the event of a Direct Claim by the Beneficiary, addressed to the Guarantors as soon as the Beneficiary will have knowledge of a Damage, a written notice specifying the nature of such claim and the amount or estimated amount of the Damage (the said estimate will not be decisive on the final amount of the Damage (hereinafter the "Claim Notice").

                  3.5.2 In the event of a Beneficiary Direct Claim, the Guarantors shall have ninety (90) days following receipt of the relevant Claim Notice (the "Review Period") to make such investigation of the underlying claim and gather from the Beneficiary and from the Company in question all explanations and justifications that the Guarantors will considers necessary in order to make a decision on the validity of the Beneficiary's Claim. If the Guarantors and the Beneficiary agree, during the Review Period, upon the validity and amount of the Beneficiary Direct Claim, the Guarantors shall pay to the Beneficiary, within thirty (30) days following the date of such agreement, the full agreed amount claimed to the Company in question or to the Beneficiary in accordance with article 3.3 above. If the Beneficiary and the Guarantors are unable to reach an agreement prior to the expiration of the Review Period, the matter shall than be settled pursuant to the provisions of Article 6 hereof.

                  3.5.3    In the event of a Third Party Claim

                           (A) The Guarantors shall have the right to conduct any defense of the claim against the Third Party Claim and to retain counsel of their choice, to represent the Beneficiary and any other person the Guarantors may designate in connection with such Third Party Claim and shall pay the fees and disbursements of such counsel and persons designated by the Guarantors. If requested by the Guarantors, the Beneficiary agrees to cooperate and to have the staff of the Company concerned by the Third Party Claim cooperate with the Guarantors and their counsel in contesting any such Third Party Claim; the Beneficiary shall refrain from taking any action likely to jeopardize or interfere with the defense of such claim by the Guarantors. If so requested by the Guarantors, the Beneficiary shall make and have prepared by the Company concerned by the Third Party Claim any written document (i.e. counterclaim) necessary to counter any assertions in respect to the validity of the Third Party Claim.

                           (B) In the event that the Guarantors should choose not to assure themselves the defense against the Third Party Claim, the Beneficiary undertakes and/or to have the company concerned by the Third Party Claim to institute proceedings or to assure the legal defense, in all judicial or administrative proceedings, and to pursue these proceedings until their ultimate point if the Guarantors require so and in case of emergency, without any specific request, and in order to avoid any foreclosure or extinctive prescription, in order to reserve the Guarantors' rights and to limit the Guarantors' liability. The Guarantors shall have the right, at their own expenses, to be represented by an agent appointed to follow the discussion with the proceedings with the Third Party concurrently with the representative of the Beneficiary and/or of the companies and may reasonably inform itself and take copies of all useful documents related to the Claims, subject to the Third Party Claim.

                           (C) No Third Party Claim may be settled without the prior written consent of the Guarantors; in particular, the Beneficiary shall obtain the Guarantors' prior written approval for any acceptance of claim, any acknowledgment or settlement with Third Parties, it being understood that the Guarantors may oppose to the acceptance the acknowledgment or to the Settlement only if they give prior notice to the Beneficiary for their irrevocable and unconditional acceptance to bear all costs for the fees incurred by the Beneficiary in the context of the Third Party claim before and after the Guarantors refusal.

                  3.5.4    Common rules for "Beneficiary Direct Claims" and to
                           ---------------------------------------------------
                           "Third Party Claims."
                           ---------------------

                           (A) Upon formal notice, and upon the request of the Guarantors, the Beneficiary shall grant the Guarantors and their representatives reasonable access to books, record and assets of the Companies to the extent that they are related to the Beneficiary Direct Claim or to the Third Party Claim, subject of the Claim Notice. The Guarantors will not, and shall require as well from its representatives not to use (except in connection with the Beneficiary's Direct Claim or the Third Party Claim) any information disclosed pursuant to the paragraph hereof which is defined as confidential by the Beneficiary. Access to these documents shall be granted during normal business hours and shall not cause unusual disturbance s to the operations of the Beneficiary.

                           (B) The Beneficiary, undertakes not to come to terms, settle, go to arbitration, in respect of issues likely to incur the Guarantors' liability under this Warranty without first having obtained the Guarantors' agreement, which must express their answer, whether positive or negative, within eight (8) days of a request for acceptance.

         3.6      NOUGHT
                  ------


         3.7      PAYMENT
                  -------

                  Any claim for payment made by the Beneficiary, resulting from a Third Party Claim, shall be payable by the Guarantors within thirty (30) days following its notification, provided that the Company concerned is obliged, pursuant to the regulations in effect or to a writ of execution, to meet the requirements expressed in such claim, without having any recourse whatsoever. In the event of a recourse, the indemnity shall be payed to the Company within 5 bankable days upon the payment date by the Company to a third party, should no disagreement remain between the Guarantors and the Beneficiary concerning the said Third Party Claim.

                  Without prejudice to the right of the Beneficiary to avail itself, if necessary, of its rights arising out of the last paragraph of article 1153 of the French Civil Code, if payments have not been made at the agreed upon date, the sum due shall immediately and without prior notice bear interest at a rate equal to three (3) month PIBOR increased by two (2) points. This provision may not be considered as allowing the Parties to make late payments.

                  Any other request for payment from the Beneficiary will only be due by the Guarantors within thirty (30) days of either the acceptance by the Guarantors or the definitive establishment of its validity pursuant to Article 6 hereof.

SECTION 4 - COLLATERAL SECURITY
-------------------------------

         In the normal course of business of the Companies, the Guarantors have given collateral securities to the banks which are appended in Exhibit 28 hereto.

         The Beneficiary shall take the necessary measures to obtain the release of these security interests within two months of the Closing Date.

SECTION 5 - TRANSFER OF THE BENEFIT OF THIS AGREEMENT AND THE COMMITMENTS
-------------------------------------------------------------------------
            HEREUNDER
            ---------

         The warranties granted by the Guarantors are non-assignable and non-transferable, but in the event of the subsequent transfer (or allotment) of all or part of the Shares to a company of the Beneficiary's group, the Beneficiary may transfer to this company of its group all or part of the benefit of these warranties, on condition however that this transfer is notified to the Guarantors within thirty days, respecting the provisions of Article 1690 of the Civil Code, and on condition also that such company of its group has expressly taken over the commitments made in the Protocol Agreement, in this Warranty and, as the case may be, in any subsequent agreements.

         It is expressly agreed between the parties that the Guarantors shall not have the option of transferring to any person whatsoever their obligation hereunder. In the event the Guarantors cease to exist, their successors shall be indivisible and jointly liable for the performance of the obligations of this Warranty.

         The Warranty will still be valid notwithstanding the termination of one of the Companies or of the Beneficiary following a merger or an absorption by another company.

         Consequently, the Guarantors may not argue the termination of any of the Companies or of the Beneficiary in order not to perform their obligations under the Warranty.

SECTION 6 - DISPUTES
--------------------

         Any disputes arising out of the validity, interpretation, performance of this agreement, between the Guarantors and the Beneficiary shall be submitted to the jurisdiction of the Commercial Court of Paris.

SECTION 7 - ELECTION OF DOMICILE
--------------------------------

         The parties elect domicile at their respective registered offices, the addresses of which are indicated at the beginning of this Agreement.

SECTION 8 - ASSIGNMENT BY THE GUARANTORS
----------------------------------------

         Neither Guarantors, nor Sommer Allibert may substitute a third party for themselves in any manner whatsoever for the performance of the obligations under this Warranty.

SECTION 9 - THE GUARANTORS' AND BENEFICIARY'S ASSIGNS
-----------------------------------------------------

         The obligations provided for herein shall be binding on the heirs, successors, assigns and beneficiaries of the Guarantors, Sommer Allibert, and of the Beneficiary, who shall remain jointly and severally responsible between them for the performance of any obligations arising herefrom.

SECTION 10 - NOTICES
--------------------

         10.1 All notices or communications hereunder shall be effective only if they are made in writing and sent by registered letter with return receipt requested, or by telex or telefax (telex and telefax shall be confirmed the same day by registered letter with return receipt requested) to the address and for the attention of the recipient as indicated in Article 10.2.

                  Such notices shall be deemed to have been received, in the case of telefaxes or telexes, on the business day following the day on which they are sent, in the case of registered letters with return receipt requested, on the third business day following the day on which they are sent, and in the case of notices delivered by hand, on the day on which they are handed over.

                  For the purposes of Article 3 above, the Guarantors expressly agree that Allibert Holding, which accepts, is designated as the "Representative of the Guarantors", and that consequently, a copy of all notices or communications must be addressed to it in accordance with the present article.

         10.2 The addresses of the parties for the purposes of Article 10.1 are the following:

                  Representative of the Guarantors:

                  Company:                           Allibert Holding
                  Address:                           2 rue de l'Egalite
                                                     92748 Nanterre - France
                  Telefax:                           01 41 20 47 03
                  For the attention of:              Legal Department


                  The Guarantors:

                  Company:                           Allibert Holding
                  Address:                           2 rue de l'Egalite
                                                     92748 Nanterre - France
                  Telefax:                           01 41 20 47 03
                  For the attention of:              Legal Department


                  Company:                           Seditep
                  Address:                           3 rue Montesquieu
                                                     92748 Nanterre - France
                  Telefax:                           01 41 20 47 03
                  For the attention of:              Legal Department


                  Company:                           Sauvagnat Allibert
                  Address:                           2 rue de l'Egalite
                                                     92748 Nanterre - France
                  Telefax:                           01 41 20 47 03
                  For the attention of:              Legal Department

                  Company:                           Allibert Transport und
                                                     Lagertechnik GmbH

                  Address:                           Friesstrabe 26-60388,
                                                     Frankfort am Main
                  Telefax:                           01 41 20 47 03
                  For the attention of:              Legal Department


         The Beneficiary:

                  Company:                           Myers Industries, Inc.
                  Address:                           1293 South Main Street
                                                     Akron, Ohio 44301
                                                     U.S.A.
                  Telefax:                           (1) 330 761 6156
                  For the attention of:              Mr. Stephen Myers

         10.3 A copy of the notice to the Beneficiary shall be addressed by telefax, for information purposes to:

                  Brouse & McDowell, L.P.A.
                  500 First National Tower
                  Akron, Ohio 44308
                  For the attention of:              Kevin O'Neil
                  Telefax:                           330/253-8601

                  and

                  Cabinet Salans, Hertzfeld & Heilbronn
                  9, rue Boissy d'Anglas
                  75008 Paris
                  For the attention of:              Me Armelle Walters-Renaud
                                                     and Me Nathalie Duguay
                  Telefax:                           01 42 68 15 45

         10.4 In the event of a change of address or recipient, the party concerned shall inform the other party as provided for above.

SECTION 11 - WAIVER
-------------------

         The Beneficiary's failure to exercise a right provided for herein may not in any event be interpreted as a waiver of any such right and shall not in any manner affect the Beneficiary's right to exercise such right.

         No waiver of any contractual or legal representation or warranty shall be effective unless the Beneficiary notifies such waiver to the Guarantors by means of a written and signed declaration.

SECTION 12 - SEVERABILITY
-------------------------

         If any one of the provisions hereof were held to be invalid, unenforceable, lapsed, illegal or inapplicable, it shall not affect the validity, legality or applicability of the other provisions of the warranty and shall not exempt the Guarantors from the performance of the warranty. In such a case the parties shall negotiate in good faith and shall substitute if possible another provision that is lawful corresponding to the spirit and purpose of the unlawful provision.

SECTION 13 - ENTIRE AGREEMENT
-----------------------------

         This Warranty constitutes the sole and entire agreement between the parties as to the provisions that are the subject matter hereof. Accordingly, it cancels and replaces all contracts, covenants, exchanges of letters or oral agreements that may have existed between the parties prior to the date hereof and concerning the same subject matter, except for the provisions in the above mentioned Agreement which shall prevail over the provisions hereof in case of discrepancy.

         The Sellers make no other representations and grant no other warranties to the Purchaser apart from those expressly and specifically made and granted herein. Without limiting the general nature of the foregoing, the Seller does not make any representations or warranties as to:

         - the accuracy or completeness of any forecast, business plan, budget or other prospective information supplied by the Seller, the Sommer Allibert company or their advisors, to the Purchaser or its advisors;

         - with respect to the future relations of the Companies with any public authority, customers, suppliers, employees, with the exception of what is expressly mentioned herein.

SECTION 14 - EXHIBITS
---------------------

         14.1     The following exhibits form an integral part of this Warranty
                  Agreement:

                  1        Effect of the Sale

                  2 Deed of disposal or acquisition of tangible or intangible fixed assets

                  3 List of directors, Chairman, general managers and statutory auditors or other corporate managers

                  4        By-laws of the Companies

                  5        Tax integration agreements

                  6        Corporate Accounts drawn up as at August 31, 1998

                  7 Corporate accounts of the Companies closed as at December 31, 1998

                  8 Security, pledge, mortgage, warranties, guarantees, charge

                  9        Real estate occupied by the Companies

                  10       Real estate financed leases

                  11       Intellectual property rights

                  12 Licenses or other rights granted on the intellectual Property Rights

                  13 Intellectual Property Rights for which the Companies only hold a license

                  14       Facsimile of the logo of the Sommer Allibert Group

                  15 Actions brought by third parties in the matter of Intellectual Property

                  16       Details of the bank accounts

                  17       Off balance sheet commitment

                  18 Contracts on which the sale of shares would have an effect

                  19 Accounts receivable for which recovery appears doubtful - Substantial customers having threatened to cease all relations

                  20 Important accidents having occurred and having been declared since January 1, 1997

                  21 Employment contracts containing provisions more favorable than those provided for in the applicable collective bargaining agreements. Company agreements (accord d'entreprise)

                  22       Disputes, litigation or arbitration

                  23 Claims, requests for information from the tax authorities

                  24 Injunctions and formal notices concerning compliance, safety or hygiene standards

                  25 Products with manufacturing faults or defects - Warranty Agreement

                  26 Governmental, regional or departmental subsidies received during the last five (5) years

                  27 Menu options for GPAO software remaining to be tested for Year 2000 conformity.

                  28       Collateral securities granted

         14.2     The following is expressly agreed :

                  a) the accounts of the Companies described in Sub-section II - paragraph 2.2 Corporate Accounts as at December 31, 1998 will be, on the Closing Date, appended hereto as EXHIBIT 7.

                  b) If necessary, exhibits referred to in 14.1 above will be up dated on the Closing Date with the Beneficiary's agreement.

SECTION 15 - EFFECTIVE DATE
---------------------------

         The present Warranty Agreement bounds the parties upon the signature hereof and shall be null and void in the event of the non-occurrence of the Protocol Agreement Share transfer, subject to the


               [The rest of the page was left blank intentionally]

Executed in Nanterre, On December 3, 1998 in 3 originals


For the Guarantors                           For the Beneficiary


ALLIBERT HOLDING                             MYERS INDUSTRIES, INC.

  /s/ Michel Cognet                             /s/ Stephen E. Myers
---------------------------------            -----------------------------------
         Michel Cognet                                Stephen E. Myers



SEDITEP

  /s/ Philippe Chaubeau
---------------------------------
         Philippe Chaubeau


SAUVAGNAT ALLIBERT

  /s/ Michel Cognet
---------------------------------
         Michel Cognet


ALLIBERT TRANSPORT UND LAGERTECHNIK GmbH

  /s/ Philippe Chaubeau
---------------------------------
         Philippe Chaubeau


The undersigned, Allibert Holding, represented by Mr. Michel Cognet, empowered by Mr. Marc Assa, Chairman of the Board of Directors, hereby declares that it gives the Beneficiary its joint collateral security for all sums that may be owed to it by SEDITEP, SAUVAGNAT ALLIBERT, ALLIBERT TRANSPORT UND LAGERTECHNIK under this warranty agreement, in accordance with the authorization of its Board of Directors, a certified true copy of which is remitted to the Beneficiary.


For ALLIBERT HOLDING

  /s/ Michel Cognet
---------------------------------
           Michel Cognet

IN THE PRESENCE OF

/s/ Michel Cognet
---------------------------------
For SOMMER ALLIBERT*
By Michel Cognet



* Add written in your own hand "Good for acting as joint and indefinite guarantor for all the obligations subscribed by the Guarantors, their successors, assigns and beneficiaries pursuant to this Agreement".